CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 24, 2008, accompanying the financial statements of Investment Grade Municipal Trust, Series 28, Ohio Insured Municipals Income Trust, Series 122 and Pennsylvania Insured Municipals Income Trust, Series 274 (included in Van Kampen Focus Portfolios, Municipal Series
427) as of February 29, 2008, and for each of the three years in the period then ended and the financial highlights for the period from March 26, 2003 (date of deposit) through February 28, 2004 and for each of the four years in the period ended February 29, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-103853) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
June 24, 2008